Exhibit 99.1

Startek Reports Quarterly Financial Results

GREENWOOD VILLAGE, CO – November 6, 2019 - Startek, Inc. (NYSE:SRT), a global provider of customer experience management solutions, is reporting financial results for the quarter ended September 30, 2019.

Financial Results

The results presented for the quarter ended September 30, 2019 and June 30, 2019 include both Startek and Aegis financial results. As a result of the reverse acquisition accounting for the Startek and Aegis business combination on July 20, 2018, the results presented for the quarter ended September 30, 2018 include Startek financial results from July 20, 2018 to September 30, 2018, combined with Aegis financial results from July 1, 2018 to September 30, 2018.

Total revenue for the quarter increased 3% to $164.6 million compared to $160.6 million in the quarter ended June 30, 2019, and was up 9% compared to $151.5 million in the quarter ended September 30, 2018.

Gross profit for the quarter increased 3% to $28.5 million compared to $27.6 million in the quarter ended June 30, 2019, and was up 25% compared to $22.8 million in the quarter ended September 30, 2018.

Gross margin increased 10 basis points to 17.3% during the quarter compared to 17.2% in the quarter ended June 30, 2019, and increased 230 basis points compared to 15.0% in the quarter ended September 30, 2018.

Selling, general and administrative (SG&A) expenses were $22.9 million compared to $24.9 million in the quarter ended June 30, 2019, and $22.8 million in the year-ago quarter. As a percentage of revenue, SG&A improved to 13.9% compared to 15.5% in the quarter ended June 30, 2019 and 15.1% in the year-ago quarter.

Net loss attributable to Startek shareholders for the quarter was $2.8 million or $(0.07) per share, compared to a net loss of $3.6 million or $(0.10) per share in the quarter ended June 30, 2019, and a net loss of $10.9 million or $(0.32) per share in the year-ago quarter.

Adjusted EBITDA* for the quarter increased 21% to $13.4 million compared to $11.0 million in the quarter ended June 30, 2019, and increased 64% compared to $8.1 million in the year-ago quarter.

*A non-GAAP measure defined below.

Management Commentary

“Our third quarter was one of the strongest in Startek history, with record levels of revenue, gross margin and adjusted EBITDA since last year’s business combination with Aegis,” said Lance Rosenzweig, president & global CEO of Startek. “The work we have put in over the last year to integrate with Aegis, drive synergies, enhance our operating model, and convert our sales pipeline are all translating into material improvements in our business.

“During the quarter, we rebranded Aegis and are now officially going to market globally as Startek. Both Startek and Aegis have built a reputation for delivering exceptional customer experiences (CX) for the world’s finest brands, and we will continue to do so under the unified Startek brand with more than 45,000 CX experts across 13 countries and six continents.

“As we close out the year and look to 2020, we will continue to focus on serving as a value-added partner to our clients, and not merely a vendor delivering outsourced support. We will also continue building upon our client diversification strategy, which is primarily targeting prospects in high-growth verticals such as education, financial services, healthcare and next-gen retail, but also growth companies in established verticals like global telecom or media and cable. Our global sales pipeline is robust, and the best years for Startek are right in front of us.”

Conference Call and Webcast Details

Startek management will hold a conference call today at 5:00 p.m. Eastern time to discuss its quarterly financial results. The conference call will be followed by a question and answer period.

Date: Wednesday, November 6, 2019

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 239-5283

International dial-in number: (574) 990-1022

Conference ID: 8491158

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will also be broadcast live and available for replay here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 13, 2019.

Toll-free replay number: (855) 859-2056

International replay number: (404) 537-3406

Replay ID: 8491158

About Startek

Startek is a leading global provider of technology-enabled business process outsourcing solutions. The company provides omni-channel customer experience management, back office and technology services to corporations around the world across a range of industries. The company has more than 45,000 outsourcing experts across 54 delivery campuses worldwide that are committed to delivering transformative customer experience for clients. Services include omni-channel customer care, customer acquisition, order processing, technical support, receivables management and analytics through automation, voice, chat, email, social media and IVR, resulting in superior business results for its clients. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-KT for the fiscal year ended December 31, 2018, as filed with the SEC on March 14, 2019, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the Securities and Exchange Commission, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

(949) 574-3860

investor@startek.com

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	164,630	151,509	487,054	376,827
Warrant contra revenue	-	-	(730)	-
Net Revenue	164,630	151,509	486,324	376,827
Cost of services	(136,142)	(128,747)	(403,064)	(316,025)
Gross profit	28,488	22,762	83,260	60,802
Selling, general and administrative expenses	(22,926)	(22,818)	(71,938)	(52,480)
Restructuring and other acquisition related cost	(220)	(6,519)	(2,058)	(12,776)
Operating income/ (loss)	5,342	(6,575)	9,264	(4,454)
Share of profit / (loss) of associates	(16)	47	988	86
Interest expense, net	(3,372)	(4,114)	(11,864)	(11,518)
Exchange gain / (loss), net	(1,880)	705	(2,558)	(2,441)
Profit/(Loss) before income taxes	74	(9,937)	(4,170)	(18,327)
Income tax expense	3,436	953	4,550	1,519
Net loss	(3,362)	(10,890)	(8,720)	(19,846)
Net income/(loss) attributable to non-controlling interests	(575)	11	1,007	916
Net loss attributable to Startek shareholders	(2,787)	(10,901)	(9,727)	(20,762)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(1,899)	(2,049)	(1,299)	(5,528)
Change in fair value of derivative instruments	(298)	(562)	50	(562)
Pension amortization	(9)	(483)	(70)	(1,263)
Comprehensive loss	(5,568)	(13,984)	(10,039)	(27,199)
Comprehensive income (loss) attributable to non-controlling interests	(594)	(251)	962	297
Comprehensive loss attributable to Startek shareholders	(4,974)	(13,733)	(11,001)	(27,496)

Net loss per common share - basic and diluted	(0.07)	(0.32)	(0.26)	(0.76)
Weighted average common shares outstanding - basic and diluted	38,467	33,812	38,011	27,289

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	17,795	16,617
Restricted cash	10,582	7,952
Trade accounts receivable, net	105,574	107,836
Unbilled Revenue	42,814	42,135
Prepaid and other current assets	15,082	18,850
Total current assets	191,847	193,390
Property, plant and equipment, net	35,745	42,242
Operating lease Right-of-use assets	66,647	-
Intangible assets, net	113,410	121,336
Goodwill	226,513	225,450
Investment in associates	1,739	2,097
Deferred tax assets, net	5,052	5,048
Prepaid expenses and other non-current assets	18,761	15,076
Total assets	659,714	604,639
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	20,965	26,886
Accrued expenses and other current liabilities	79,805	84,881
Short term debt	25,213	21,975
Current maturity of long term debt	16,900	9,800
Current maturity of operating lease liabilities	19,838	-
Current maturity of finance lease obligations	658	1,816
Total current liabilities	163,379	145,358
Long term debt	141,632	152,100
Operating lease liabilities	47,782	-
Other non-current liabilities	12,581	11,907
Deferred tax liabilities, net	19,562	18,901
Total liabilities	384,936	328,266
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 38,483,025 and 37,446,323 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	385	374
Additional paid-in capital	275,750	267,317
Accumulated other comprehensive loss	(6,821)	(5,547)
Accumulated deficit	(40,854)	(31,127)
Equity attributable to Startek shareholders	228,460	231,017
Non-controlling interest	46,318	45,356
Total stockholders’ equity	274,778	276,373
Total liabilities and stockholders’ equity	659,714	604,639

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Operating Activities
Net loss	$(8,720)	$(19,846)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,056	18,668
Profit on sale of property, plant and equipment	(223)	-
Provision for doubtful accounts	1,238	2,100
Warrant contra revenue	730	-
Share-based compensation expense	1,151	249
Deferred income taxes	209	(1,284)
Share of profit of associates	(988)	(86)
Changes in operating assets and liabilities:
Trade accounts receivable	(1,529)	3,406
Prepaid expenses and other assets	(950)	5,864
Trade accounts payable	(5,236)	796
Income taxes, net	(2,267)	(5,494)
Accrued expenses and other current liabilities	1,150	(158)
Net cash provided by operating activities	$6,621	$4,215

Investing Activities
Purchases of property, plant and equipment	(9,027)	(7,430)
Cash and cash equivalents acquired on reverse acquisition	-	1,496
Distributions received from associates	1,317	22
Net cash used in investing activities	$(7,710)	$(5,912)

Financing Activities
Proceeds from the issuance of common stock	6,563	115
Payments on long term debt	(7,000)	(2,800)
Proceeds from (payments on) other debt, net	5,831	4,577
Net cash provided by financing activities	$5,394	$1,892
Net increase (decrease) in cash and cash equivalents	4,305	195
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(497)	(1,271)
Cash and cash equivalents and restricted cash at beginning of period	24,569	21,601
Cash and cash equivalents and restricted cash at end of period	$28,377	$20,525

Components of cash and cash equivalents and restricted cash
Balances with banks	17,795	14,133
Restricted cash	10,582	6,392
Total cash and cash equivalents and restricted cash	$28,377	$20,525

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net loss plus Income tax expense, Interest and other expense, net, Depreciation and amortization expense, Restructuring and other acquisition related cost, Share-based compensation expense and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

Adjusted EBITDA:
	Three Months Ended September		Nine Months Ended September
	2019	2018	2019	2018
Net Loss	(3,362)	(10,890)	(8,720)	(19,846)
Income tax expense	3,436	953	4,550	1,519
Interest and other expense, net	5,268	3,362	13,434	13,873
Depreciation and amortization expense	7,425	7,919	22,056	18,668
Restructuring and other acquisition related cost	220	6,519	2,058	12,776
Share-based compensation expense	370	249	1,151	249
Warrant contra revenue	-	-	730	-
Adjusted EBITDA	$13,357	$8,112	$35,259	$27,239